                                                                   EXHIBIT j(2)


                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Board of Trustees and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our reports on AIM Limited Maturity Treasury Fund and AIM High Yield Fund II (series of AIM Investment Securities Funds) dated September 3, 1999 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP



Houston, Texas
October 14, 1999